EXHIBIT 99.1
                                                                    ------------

                                ESCROW AGREEMENT

         This Escrow Agreement is entered into as of June 20, 2002, by and between, a American Pacific Bank (the "Escrow Agent"), Transfer Online, Inc. ("Transfer Online"), Oftring & Co., Inc. (the "Underwriter") and LocatePLUS Holdings Corporation ("LocatePLUS"), for the benefit of investors in LocatePLUS's initial public offering of securities (the "Investors"). LocatePLUS, the Underwriter and the Investors are herein referred to as the "Interested Parties".

         WHEREAS, LocatePLUS intends to complete an initial public offering of at least 6,000,000 Units and not more than 12,000,000 Units, each Unit consisting of one share of LocatePLUS Class B Non-voting Common Stock, par value $0.01, and a warrant to purchase one share of LocatePLUS Class A Voting Common Stock, par value $0.01, for $0.50 per share) (the "Offering");

         WHEREAS, Underwriter intends to conduct the Offering on a minimum/maximum, best efforts basis;

         WHEREAS, as a condition to approval by certain state securities authorities, proceeds from the Offering must be held in escrow with a bank until such time as $1,800,000 in gross proceeds from the offering (the "Minimum Threshold") have been received by the Escrow Agent; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent subject to the terms and conditions of this Escrow Agreement.

         NOW THEREFORE, IN CONSIDERATION OF THE PROMISES AND THE MUTUAL COVENANTS CONTAINED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED BY EACH OF THE PARTIES, THE PARTIES AGREE AS FOLLOWS:

SECTION 1. APPOINTMENT OF ESCROW AGENT. The Escrow Agent is hereby constituted and appointed the escrow agent hereunder.

SECTION 2. ESTABLISHMENT OF ESCROW ACCOUNT; ASSISTANCE OF TRANSFER ONLINE. LocatePLUS agrees to give notice to Transfer Online and the Escrow Agent of the effective date of LocatePLUS's Registration Statement with respect to the Offering (the "Offering Commencement Date"). Transfer Online agrees to deposit all subscriptions received by it ("Offering Proceeds") into a non-interest bearing account (the "Escrow Account") to be established by the Escrow Agent (the "Escrow Account").

SECTION 3. RELEASE OF ESCROW FUNDS; INFORMATION RIGHTS.

         (a) At such time as the Escrow Agent has received Offering Proceeds equal to at least the Minimum Threshold, then the Escrow Agent shall promptly notify Transfer Online and LocatePLUS, and, at the written election of LocatePLUS (signed by both its Chief Executive Officer and its Chief Financial Officer), the Escrow Agent will release such Offering Proceeds promptly to LocatePLUS.

         (b) In the event that the Escrow Agent has not received Offering Proceeds equal to at least the Minimum Threshold by close of business on the 60th day after Commencement Date, then the Escrow Agent, through Transfer Online as its agent, will release and return the
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proceeds directly to the Investors without deduction for expenses (including any fees charged by the Escrow Agent).

         (c) Whether funds are released to LocatePLUS pursuant to Section 3(a) or returned to the Investors pursuant to Section 3(b), the Escrow Agent, through its agent, Transfer Online, shall promptly notify the securities authorities of each of the Applicable Jurisdictions of such release or return.

         (d) The Interested Parties, Transfer Online and the Escrow Agent hereby authorize the securities administrator of each of the states in which the Offering is being conducted (the "Applicable Jurisdictions") the right to inspect and make copies of the books and records of the Escrow Agent relating to the Escrow Account at any reasonable time and wherever such records are maintained.

SECTION 4. OBLIGATIONS OF THE ESCROW AGENT.

         (a) Each Interested Party acknowledges that the Escrow Agent: (i) SHALL BE OBLIGATED ONLY FOR THE PERFORMANCE OF SUCH DUTIES AS ARE EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS ESCROW AGREEMENT ON ITS PART TO BE PERFORMED, EACH OF WHICH IS MINISTERIAL (AND SHALL NOT BE CONSTRUED TO BE FIDUCIARY) IN NATURE, AND NO IMPLIED DUTIES OR OBLIGATIONS OF ANY KIND SHALL BE READ INTO THIS ESCROW AGREEMENT AGAINST OR ON THE PART OF THE ESCROW AGENT; (ii) shall not be obligated to take any legal or other action hereunder that might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same; (iv) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel; and (v) may engage accountants or other professionals if the Escrow Agent deems the services of such professionals necessary in the discharge of the Escrow Agent's duties hereunder. Documents and written materials referred to in this paragraph include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by the Escrow Agent as having been signed or presented by a person if it bears, as sender, the person's e-mail address; and (vi) is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Account, the Offering Proceeds or this Agreement, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any Offering Proceeds then held in the Escrow Account are at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgement or decree shall be made or entered by any court affecting such property or any part thereof, then in any such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgement or decree which it is advised by legal counsel of its own choosing is binding upon it, and if the Escrow Agent complies with any such order, writ, judgement, or decree, it shall not be liable to depositor, or to any other person, firm or corporation by reason of such compliance even

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though such order, writ, judgement or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         (b) The Escrow Agent shall not be liable to the other parties hereto for any of its own acts or omissions of any kind, except for its own gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

         (c) Notwithstanding any term in this Escrow Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any of the Offering Proceeds (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two business days after it has received the applicable documents required under this Escrow Agreement.

         (d) LocatePLUS agrees to compensate the Escrow Agent in accordance with the fee schedule attached as EXHIBIT A to this Agreement, and to reimburse the Escrow Agent and Transfer Online on demand for all costs and expenses incurred in connection with the administration of this Escrow Agreement or the escrow created hereby or the performance or observance of its duties hereunder.

         (e) LocatePLUS and the Underwriter shall jointly and severally indemnify and hold harmless the Escrow Agent, its agents and employees against any cost or expenses (including attorneys' fees and fees and costs associated with any complaint in interpleader), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to this Escrow Agreement or the administration of its duties hereunder (collectively, the "Damages"), except to the extent such Damages are caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Escrow Agreement.

         (f) The Escrow Agent shall not have any ownership interest in the Offering Proceeds deposited hereunder.

         (g) The Escrow Agent may resign and be discharged from its obligations hereunder by mailing written notice to LocatePLUS and the Underwriter of such resignation specifying a date when such resignation shall take effect; PROVIDED, HOWEVER, that no such resignation shall take effect until a successor escrow agent, which shall be a bank, shall have been appointed and qualified and shall have executed an escrow agreement substantially in the form hereof.

         (h) In the event the Escrow Agent is notified of any dispute, disagreement or legal action between the parties hereto (other than the Escrow Agreement), or any third parties, relating to or arising in connection with the Escrow Account, Assets or the performance of the Escrow Agent's duties under this Agreement. Agent shall be authorized and entitled to suspend further performance hereunder and to retain and hold the Offering Proceeds then in the Escrow Account. The Escrow Agent may take no further action with respect thereto until the matter has been fully resolved, as evidenced by written notification signed by the parties and any other parties to such dispute, disagreement or legal action.

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         (i) With regard to any litigation among the parties hereto, or if the
Escrow Agent reasonably believes, in its sole discretion that it may become involved in litigation, Agent is authorized to deposit the Offering Proceeds then held in the Escrow Account with the Clerk of [_____________] Court ("Court") and interplead the parties to this Agreement. Upon so depositing the Offering Proceeds and filing its complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof. If the Escrow Agent deposits said Offering Proceeds as provided in this paragraph, the parties hereto, for themselves, their heirs, successors and assigns, do hereby submit themselves to the jurisdiction of the Court and do hereby appoint the Clerk of the Court as their agent of service of all proceeds in connection with the proceeding mentioned in this paragraph.

SECTION 5. MISCELLANEOUS.

         (a) This Escrow Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

         (b) This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (c) The section headings contained in this Escrow Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

         (d) Any notice or other communication hereunder shall be in writing and shall be deemed duly given two business days after it is sent by (i) registered or certified mail, return receipt requested, postage prepaid, or (ii) a nationally recognized overnight courier to the applicable address set forth below (unless later updated) to the last known address of such party.

         (e) This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY MATTER WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (f) No amendment of any provision of this Escrow Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default or misrepresentation hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or misrepresentation hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

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         (g) Any term or provision of this Escrow Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (h) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         (i) This Escrow Agreement shall terminate on the date on which the Offering Proceeds have been distributed (or refunded) in their entirety in accordance with the terms hereof.





                            [SIGNATURE PAGE FOLLOWS.]














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         IN WITNESS WHEREOF, the parties hereto have caused this Escrow
 Agreement to be effective as of the Closing Date.




                                      LOCATEPLUS HOLDINGS CORPORATION

                                      By: /s/ Jon R. Latorella
                                          -------------------------------------
                                          Jon R. Latorella
                                          President and Chief Executive Officer



                                      OFTRING & CO., INC.

                                      By: /s/ Robert Oftring
                                          -------------------------------------
                                          Robert Oftring,
                                          President



                                      AMERICAN PACIFIC BANK, as ESCROW
                                      AGENT


                                      By: /s/ Richard Cheong
                                          -------------------------------------
                                      Name: Richard Cheong
                                      Title: Senior VP & Chief Financial Officer



                                      TRANSFER ONLINE, INC.

                                      By: /s/ Lori Livingston
                                          -------------------------------------
                                          Lori Livingston, President



                                       -6-
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EXHIBIT A
---------

Initial One-time Setup fee              $500

On-going monthly fees                   $100

Wire Fees

- $15 per each incoming or outgoing wire

Deposited Item Returned                 $5 per item

Issuing of Cashier's Checks             $5 per check




















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